Exhibit 10.1

AMENDMENT TO THE

BUSINESS TRANSFER AGREEMENT BETWEEN

SAVARA INC. AND SERENDEX PHARAMCEUTICALS A/S

This amendment (“Amendment”) to the Business Transfer Agreement, dated May 13, 2016 (the “Agreement”), between Aravas Inc., formerly Savara Inc. (“Savara”), and Serenova A/S, formerly Serendex Pharmaceuticals A/S (“Serenova”), is made effective as of May [27], 2019 (“Amendment Effective Date”) by and between Savara and Serenova. Savara and Serenova shall be referred to each as a “Party” and collectively as the “Parties.”

WHEREAS, pursuant to the Agreement, Savara agreed to purchase and Serenova agreed to sell, transfer and assign to Savara, all of its assets and subsidiaries, certain of its contracts, and certain of its employees and liabilities (the “Acquired Assets”);

WHEREAS, as consideration for the Acquired Assets, Savara agreed to provide Serenova with (i) shares of Savara common stock and (ii) Contingent Milestone Payments (as defined in the Agreement); and

WHEREAS, the Parties now desire to amend the Agreement to adjust certain provisions related to the Contingent Milestone Payments as set forth below.

NOW, THEREFORE, in consideration of the recitals set forth above, the mutual covenants, terms and conditions set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE I.

DEFINITIONS

Unless otherwise defined in this Amendment, initially capitalized terms used herein shall have the meanings given to them in the Agreement.

ARTICLE II.

AMENDMENTS TO THE AGREEMENT

As of the Amendment Effective Date, the Agreement is hereby amended or modified as follows:

The Parties agree that in lieu of Savara paying the Contingent Milestone Payments set forth in Section 7.3 of the Agreement, it shall, through its parent company, provide for the issuance to Serenova, within five business days of the Amendment Effective Date, 1,105,216 shares of common stock of Savara Inc. (the “Shares”), which represents the equivalent of Twelve Million Five Hundred Thousand Dollars ($12,500,000) in shares of Savara Inc. common stock based on the volume weighted-average trading price of Savara Inc. common stock for the ten trading days ending May 23, 2019. Following issuance of the Shares, Savara shall have no further obligation regarding the Contingent Milestone Payments. Serenova further agrees that, until the date on which the United States Food and Drug Administration grants marketing approval of the Product or such later date if required for compliance with applicable securities laws, Serenova will not sell, offer to sell, contract to sell, or otherwise transfer or dispose of the Shares (this period will last for a maximum of 12 months from the agreement is signed). For the avoidance of doubt, this restriction will have no effect on any shares of Savara Inc. held by Serenova prior to the Amendment Effective Date.

ARTICLE III.

SERENOVA REPRESENTATIONS AND WARRANTIES

In respect of the acquisition of the Shares, Serenova represents and warrants to Savara that the following statements are true and correct as of the date hereof:

3.1Purchase for Own Account. The Shares to be issued to Serenova hereunder will be acquired for investment for Serenova’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof in violation of the Securities Act of 1933 (as amended) (the “Securities Act”), and Serenova has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act. Serenova has not been formed for the specific purpose of acquiring the Shares.

3.2Disclosure of Information. Serenova has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Shares. Serenova further has had an opportunity to ask questions and receive answers from the issuer regarding the terms and conditions of the offering of the Shares and to obtain additional information necessary to verify any information furnished to Serenova or to which Serenova had access.

3.3Investment Experience. Serenova understands that the acquisition of the Shares involves substantial risk. Serenova acknowledges that it is able to fend for itself, can bear the economic risk of Serenova’s investment in the Shares and has such knowledge and experience in financial or business matters that Serenova is capable of evaluating the merits and risks of investment in the Shares and protecting its own interests in connection with this investment.

3.4Accredited Investor Status. Serenova is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act

3.5Restricted Securities. Serenova understands that the Shares are characterized as “restricted securities” under the Securities Act and that such securities may be resold without registration under the Securities Act only in certain limited circumstances. Serenova is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Serenova understands that the issuer is under no obligation to register any of the Shares.

3.6Legend. Serenova understands and acknowledges that upon the issuance thereof, and until such time as the same is no longer required under applicable requirements of the Securities Act, certificates or electronic book entries representing the Shares shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). SUCH SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT, UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER, SUCH REGISTRATION IS NOT REQUIRED.”

ARTICLE IV.

GENERAL

4.1No Other Modifications. Except as specifically set forth in this Amendment, the terms and conditions of the Agreement shall remain in full force and effect. No waiver, alteration or modification of any of the provisions of this Amendment shall be binding unless made in writing and signed by the Parties by their respective officers thereunto duly authorized. The waiver by either Party of a breach or a default of any provision of this Amendment by the other Party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of either Party to exercise or avail itself of any right, power or privilege that it has or may have hereunder operate as a waiver of any right, power or privilege by such Party.

4.2Miscellaneous. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Amendment, once executed by a Party may be delivered via electronic means of transmission and shall have the same force and effect as if it were executed and delivered by the Parties in the presence of one another. This Amendment shall be governed by and construed in accordance with the laws of Denmark.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Effective Date indicated above.

Aravas Inc.		Serenova A/S

By:	/s/ Rob Neville	By:	/s/ Michael Aslo-Petersen

Name:	Rob Neville	Name:	Michael Aslo-Petersen

Title:	CEO	Title:	CEO

Date:	5/27/2019	Date:	26th May 2019

		By:	/s/ Hans Ole Svendsen

		Name:	Hans Ole Svendsen

		Title:	Chairman of the board

		Date:	26th May 2019

		By:	/s/ Lorenz Jorgensen

		Name:	Lorenz Jorgensen

		Title:	Member of the board

		Date:	26th May 2019

ACKNOWLEDGED:

Savara Inc.

By:	/s/ Rob Neville

Name:	Rob Neville

Title:	CEO

Date:	5/27/2019

Signature Page to Amendment to Business Transfer Agreement